UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 28, 2015

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 340
Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 28, 2015, the Compensation Committee of our Board of Directors (the “Committee”) met and approved the following with respect to the following executive officers:

•	M. Michelle Berrey, M.D., M.P.H., our President and Chief Executive Officer;
•	Timothy W. Trost, our Senior Vice President, Chief Financial Officer and Corporate Secretary;
•	Michael D. Rogers, Ph.D., our Chief Development Officer;
•	Linda M. Richardson, our Chief Commercial Officer; and
•	W. Garrett Nichols M.D., M.S., our Chief Medical Officer.

Performance-Based Bonuses for the Year Ended December 31, 2014

No specific individual goals were established for any of our executive officers for 2014. Rather, in early 2014, our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. The actual performance-based bonus paid to each executive officer, if any, is calculated by multiplying (i) such executive officer’s annual base salary, by (ii) such executive officer’s target bonus percentage, by (iii) the percentage attainment, as determined by the Committee, of the corporate goals established by our Board of Directors for such year. Notwithstanding the foregoing, the Committee may award a performance-based bonus in an amount above or below the amount resulting from such calculation based on other factors that the Committee determines in its sole discretion are material to our corporate performance and which provide appropriate incentives to our executive officers.

For 2014, the Committee determined that we had achieved our corporate goals at a 134% level. The Committee’s determination was based on a combination of the achievement of (i) primary corporate goals related to the clinical development and potential commercialization of brincidofovir, securing additional financing, and the furtherance of other clinical studies, and (ii) “stretch” corporate goals related to our collaborative clinical study of brincidofovir, our progress under our contract with the Biomedical Advanced Research and Development Authority, the initiation of a clinical study for adenovirus, the out-licensing of CMX157, and the initiation of other clinical studies along with efforts associated with non-dilutive funding initiatives. Accordingly, the following performance-based bonuses were awarded:

Name	2014 Performance-Based Bonus ($)
M. Michelle Berrey	294,800
Timothy W. Trost	141,800
Michael D. Rogers	135,900
Linda M. Richardson	159,500
W. Garrett Nichols	45,700 (1)

(1)	Represents a pro-rated amount based on Dr. Nichols commencing employment with us in September 2014.

2015 Annual Base Salary and Target Bonus Percentage

The Committee approved the following 2015 base salaries and performance-based bonus target percentages for our executive officers:

Name	2015 Base Salary ($)	2015 Bonus Target Percentage (1)
M. Michelle Berrey	505,700	50%
Timothy W. Trost	332,500	35%
Michael D. Rogers	332,000	35%
Linda M. Richardson	350,000	35%
W. Garrett Nichols	393,000	35%

(1)	The 2015 performance-based bonus target percentages are the same as in 2014.

Equity-Based Incentive Awards

The Committee approved the following options to purchase shares of our common stock to our executive officers.

Name	Options
M. Michelle Berrey	184,200
Timothy W. Trost	65,000
Michael D. Rogers	65,000
Linda M. Richardson	65,000
W. Garrett Nichols	22,000 (1)

(1)	Represents a pro-rated number of options to purchase shares of our common stock based on Dr. Nichols commencing employment with us in September 2014.

Each of these option grants were made pursuant to our 2013 Equity Incentive Plan, vest in equal monthly installments over a four year period from the date of grant, and have an exercise price equal to $39.41 per share, which is equal to the closing price of our common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: February 2, 2015
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary